UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 9, 2010 (December 3, 2010)

NCI BUILDING SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-14315	76-0127701
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10943 North Sam Houston Parkway West
Houston, Texas	77064
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (281) 897-7788

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     Amendment of the ABL Facility
     On December 3, 2010, NCI Building Systems, Inc. (the “Company”), Steelbuilding.com, Inc. (together with the Company, the “Guarantors”) and the Company’s subsidiaries NCI Group, Inc. and Robertson-Ceco II Corporation (each a “Borrower” and collectively, the “Borrowers”) entered into Amendment No. 1 to the Loan and Security Agreement (the “ABL Facility Amendment”) among the Borrowers, the Guarantors, Wells Fargo Capital Finance, LLC as administrative agent and co-collateral agent, Bank of America, N.A. as co-collateral agent, General Electric Capital Corporation as co-collateral agent and certain other Lenders under the Loan and Security Agreement.
     Interest Rates. The ABL Facility Amendment amends the applicable margin on the outstanding borrowings to be the applicable percentage set forth below based on the quarterly excess availability under such facility, subject to certain exceptions provided for in the ABL Facility Amendment.

		Applicable
		Eurodollar Rate	Applicable
Tier	Quarterly Average Excess Availability	Margin	Base Rate Margin
1	Equal to or greater than $60,000,000	2.50%	1.50%
2	Greater than or equal to $30,000,000 but less than $60,000,000	2.75%	1.75%
3	Less than $30,000,000	3.00%	2.00%
     Unused Line Fee. The ABL Facility Amendment reduces the monthly fee paid for unused amounts available under the ABL Facility from 1% (per annum) or 0.75% (per annum) based on the average daily balance of loans and letters of credit obligations outstanding to an annual rate of .5%.
     Payment of Cash Dividends. The ABL Facility Amendment also permits the Company to pay a cash dividend or other payments once each calendar quarter in an aggregate amount not to exceed $6,500,000, provided certain excess availability conditions or excess availability conditions and a fixed charge coverage ratio under the ABL Facility are satisfied.
     Amendment Fee. The Borrowers paid a $25,000 amendment fee on the date that the ABL Facility Amendment became effective.
     The ABL Facility Amendment contains customary representations and warranties of the Borrowers and Guarantors.
     This description of the ABL Facility Amendment set forth herein is summary in nature and is qualified in its entirety by reference to the text of the ABL Facility Amendment, a copy of which is attached as Exhibit 2.1 and is incorporated herein by reference.
     Certain of the lenders under the ABL Facility and their affiliates have, from time to time, provided investment banking and financial advisory services to the Borrowers and Guarantors and their affiliates for which they have received customary fees and commissions. They may provide these services again from time to time in the future.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
          The information included in Item 1.01 of this Form 8-K is hereby incorporated into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description

2.1	Amendment No. 1 to Loan and Security Agreement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NCI BUILDING SYSTEMS, INC.
By:	/s/ Todd R. Moore
Name:	Todd R. Moore
Title:	Executive Vice President, General Counsel and Secretary

Dated: December 9, 2010